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                                                                    EXHIBIT 99.1

APPLIED MOLECULAR EVOLUTION, INC. REPORTS FINANCIAL RESULTS FOR FIRST QUARTER
2003

SAN DIEGO, CA, MAY 6, 2003 - Applied Molecular Evolution, Inc. (AME) (Nasdaq:
AMEV) today reported financial results for the first quarter of 2003.

For the quarter ended March 31, 2003, the Company reported a net loss of $3.3 million or ($0.16) per share, compared to a net loss of $3.7 million or ($0.17) per share for the quarter ended March 31, 2002.

Revenues for the first quarter of 2003 were $3.2 million, reflecting revenue recognized under the Company's strategic alliances, licensing agreements and NIH grants, compared to $2.6 million for the first quarter of 2002. Total operating expenses were $7.4 million for the first quarter of 2003, as compared to $7.2 million for the first quarter of 2002.

On March 31, 2003, unrestricted cash, cash equivalents and short-term investments were $47.7 million, compared to unrestricted cash, cash equivalents and short-term investments of $51.1 million on December 31, 2002. In addition, as of March 31, 2003 and December 31, 2002, restricted cash was $10.5 million.

"AME began 2003 with the announcement of robust disease model data on our first two internal development projects, AME-527 and AME-133", stated Lawrence E. Bloch, M.D., J.D., Chief Financial Officer of AME. "AME-527 and AME-133 are optimized versions of the blockbuster monoclonal antibodies Remicade(R) and Rituxan(R), respectively. Additionally, we announced the animal model validation of AME-359, an optimized form of Butyrylcholinesterase (BChE), a naturally occurring human serum enzyme that catalyzes the breakdown of cocaine in the bloodstream. AME-359 is the first non-antibody protein therapeutic candidate optimized by the AMEsystem(TM). In March, AME achieved a milestone in our collaboration with Lilly by optimizing a therapeutic antibody candidate to have greater than 250-fold higher affinity for its target. AME's achievements in the first quarter demonstrate continued progress in our internal development programs as well as our corporate collaborations."

Remicade(R) is a registered trademark of Centocor. Rituxan(R) is a registered trademark of IDEC Pharmaceuticals, Inc.

Applied Molecular Evolution, Inc., (AME) is a leader in applying directed molecular evolution to improve healthcare by optimizing and developing human biotherapeutics. Directed molecular evolution is a process for optimizing genes and proteins for specific commercial purposes. Since its inception, AME's principal focus has been on applying its proprietary AMEsystem(TM) technology platform to human biotherapeutics, the largest market for directed molecular evolution. Biotherapeutics, or biopharmaceuticals, are

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protein pharmaceuticals such as antibodies, cytokines, hormones and enzymes. AME uses its proprietary technology to develop improved versions of currently marketed, FDA-approved biopharmaceuticals as well as novel human biotherapeutics. For more information, please visit www.AME.biz.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including uncertainties related to product development, uncertainties related to the need for regulatory or other government approvals, dependence on proprietary technology, uncertainty of market acceptance of the Company's products, uncertainties related to business opportunities, the receipt of future payments, including royalties, the continuation of customer relationships and other risks cited in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and other SEC Filings. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

                            -FINANCIAL TABLES FOLLOW-
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                        Applied Molecular Evolution, Inc.
                             Selected Financial Data
                      (In thousands, except per share data)


                                                                                For the Three Months Ended March 31,
                                                                                ---------------------------------
Statement of Operations Data                                                         2003             2002
                                                                                   --------         --------
                                                                                  (unaudited)      (unaudited)
Revenues                                                                           $  3,163         $  2,615

Expenses:
   Research and development                                                           4,599            3,366
   General and administrative                                                         2,328            2,804
   Non-cash, stock based compensation                                                   449            1,039
                                                                                   --------         --------
Total operating expenses                                                              7,376            7,209
                                                                                   --------         --------
Loss from operations                                                                 (4,213)          (4,594)
   Minority interest                                                                    344             --
   Net interest income                                                                  585              924
                                                                                   --------         --------
Net loss                                                                           $ (3,284)        $ (3,670)
                                                                                   ========         ========

Basic and diluted net loss per common share                                        $  (0.16)        $  (0.17)

Weighted average shares used in computing basic and diluted net loss
 per common share                                                                    20,480           21,842


Balance Sheet Data                                                               March 31,     December 31,
                                                                                   2003           2002
                                                                                  -------        -------
                                                                                (unaudited)
Cash, cash equivalents and short-term investments                                 $47,733        $51,119
Other current assets                                                                1,399          1,370
                                                                                  -------        -------
Total current assets                                                               49,132         52,489
Restricted cash                                                                    10,500         10,500
Other noncurrent assets                                                            17,497         16,982
                                                                                  -------        -------
     Total Assets                                                                 $77,129        $79,971
                                                                                  =======        =======

Current liabilities                                                               $ 3,551        $ 3,785
Noncurrent liabilities                                                             10,231         10,244
Stockholders' equity                                                               63,347         65,942
                                                                                  -------        -------
     Total Liabilities and Stockholders' Equity                                   $77,129        $79,971
                                                                                  =======        =======